Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13059) pertaining to the 1994 Long Term Incentive Plan of Software Publishing Corporation Holdings, Inc. and in the Registration Statement (Form S-8 No. 333-19169) pertaining to the Outside Director and Advisor Stock Option Plan of Software Publishing Corporation Holdings, Inc. and in the
Registration Statement (Form S-8 No. 333-19059) pertaining to the Software Publishing Corporation 1987 Stock Option Plan, the Software Publishing Corporation 1989 Stock Option Plan and the Software Publishing Corporation 1991 Stock Option Plan each of Software Publishing Corporation Holdings, Inc. and in the related Prospectuses of our report dated April 14, 1997 with respect to the consolidated financial statements of Software Publishing Corporation Holdings, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.


                                            /s/ Ernst & Young, LLP
                                              Ernst & Young, LLP

Hackensack, New Jersey
April 15, 1998